UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

May 18, 2006

Date of Report (Date of earliest event reported)

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13647 (Commission File Number)	73-1356520 (I.R.S. Employer Identification No.)

5330 East 31st Street, Tulsa, Oklahoma 74135

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (918) 660-7700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 18, 2006, at the annual meeting of shareholders of Dollar Thrifty Automotive Group, Inc. (the “Company”), the shareholders of the Company approved the Dollar Thrifty Automotive Group, Inc. Employee Stock Purchase Plan (the “ESPP”). The Board of Directors of the Company had approved the ESPP on March 23, 2006, subject to approval by shareholders. The ESPP is intended to provide U.S. employees with an opportunity to acquire an equity interest in the Company through the purchase of common stock of the Company with accumulated payroll deductions at a purchase price equal to ninety-five percent of the closing price of the Company’s stock following the end of each offering period. A maximum of 500,000 shares of the Company’s common stock, subject to adjustment upon the occurrence of certain events, has been reserved for sale to employees under the ESPP. The ESPP will become effective June 1, 2006, or such later date as the Company in its discretion begins to accept authorization forms from employees under the ESPP.

The foregoing description of the ESPP is qualified in its entirety by reference to the ESPP attached hereto as Exhibit 10.108 and is incorporated herein by reference.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

Exhibit No.	Description

10.108	Dollar Thrifty Automotive Group, Inc. Employee Stock Purchase Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.
(Registrant)

May 24, 2006	By:	/s/ STEVEN B. HILDEBRAND
Steven B. Hildebrand
Senior Executive Vice President, Chief Financial
Officer, Principal Financial Officer and Principal
Accounting Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.108	Dollar Thrifty Automotive Group, Inc. Employee Stock Purchase Plan

5